Exhibit 99.1

CT COMMUNICATIONS PRESS RELEASE
February 2, 2006
Concord, NC
Jim Hausman
704.722.2410
Duane Johnson
704.722.3231
CT Communications Declares Quarterly Dividend and Sets Full Year and
Fourth Quarter 2005 Earnings Release and Conference Call Dates

CT Communications, Inc., (Nasdaq: CTCI) declared a quarterly cash dividend on its common stock of $0.10 per share to all shareholders of record as of the close of business on March 1, 2006. The quarterly dividend is payable on March 15, 2006.
CT Communications, Inc. will release earnings for the full year and fourth quarter of 2005 on Thursday, March 2, 2006 after the market closes, and will post the release on the Company’s website, www.ctc.net, in the Investor Relations section. The Company has scheduled a conference call for Friday, March 3, 2006, at 10:00 AM Eastern to review and discuss its quarterly results. Following the earnings release, additional data to be reviewed and discussed on the Company’s conference call will be made available on the Company’s website and on a Form 8-K filing with the SEC.
You are invited to listen to the conference call, which will be broadcast live over the Internet on the Company’s website, at www.ctc.net, on March 3, 2006 at 10:00 AM. If you are unable to participate during the live webcast, the call will be archived on the Company’s website until March 31, 2006.
A replay of the conference call will be available from 12:30 PM on March 3, 2006, until 5:00 PM on March 10, 2006 via telephone at 1-800-633-8284. Enter access number 21283101.
CT Communications, Inc. is headquartered in Concord, N.C. and is a growing provider of integrated telecommunications and related services to residential and business customers located primarily in North Carolina. CT Communications, Inc. offers a comprehensive package of telecommunications and related services, including local and long distance telephone service, Internet and data services and wireless services.